EXHIBIT 99.1
                                                                    ------------


EpiCept Announces Non-Binding Opinion by European Regulatory Authority on Ceplene Marketing Application

Final Opinion from EMEA Expected Next Month

TARRYTOWN, N.Y., Feb 27, 2008 -- EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced that the Company recently presented at the Oral Explanation meeting to the European Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Agency (EMEA), regarding the remaining outstanding issues on the marketing authorization application (MAA) for Ceplene(R) (histamine dihydrochloride), which is intended to be indicated for the maintenance of remission and prevention of relapse of patients with Acute Myeloid Leukemia (AML) in first remission. Ceplene was designated as an orphan medicinal product in the European Union on April 11, 2005 in respect of this indication.

A non-binding trend vote taken after the Oral Explanation indicated that a slight majority of the votes by CHMP members was not in favor of recommending a positive opinion. The majority view of the CHMP considered that the data presented in the application, while supportive of the product's efficacy and safety in AML, the indication for which approval was sought, should be confirmed by further clinical data from an additional, replicate study. Discussions by CHMP members of the MAA noted findings from a 2003 study of Ceplene/IL-2 (at a higher dose) in malignant melanoma (a metastatic solid tumor disease with a high tumor burden), in which Ceplene failed to meet its primary endpoints. By contrast, AML patients in first remission have a microscopically and cytogenetically undetectable tumor burden (minimal residual disease) and are ideal candidates for Ceplene/IL-2 immunotherapy.

"We are disappointed with the results of this non-binding trend vote by the CHMP, which we believe are inconsistent with the strength of the data we submitted on Ceplene for AML," remarked Jack Talley, President and CEO of EpiCept. "We are particularly disappointed that AML patients, for whom this treatment is intended, may be denied the opportunity to extend their disease-free survival as currently no approved treatment is available which will maintain remission in these patients. We believe our application for this Orphan Drug adequately demonstrated the benefits of Ceplene in prolonging leukemia free survival when used in conjunction with low-dose interleukin-2 (IL-2). The MAA is supported by data sufficient for approval under the regulations, specifically, approval based on a single pivotal trial where the drug if approved would satisfy a significant unmet medical need. As we head towards a final vote on the MAA next month, we are assessing potential options to gain approval and, if the final opinion is negative, whether that decision should be appealed."

About Acute Myeloid Leukemia (AML)

AML is the most common type of leukemia in adults. There are approximately 40,000 AML patients in the EU, with 16,000 new cases occurring each year. Once diagnosed with AML, patients are typically treated with induction chemotherapy and consolidation therapy, with the majority achieving complete remission. However, about 75-80% of patients who achieve first remission will relapse, with the median time in remission before relapse being only 12 months with current treatments. Less than 5% of relapsed patients survive long term.

About Ceplene

Ceplene is EpiCept's registration-stage compound for the treatment of AML. Ceplene is designed to protect lymphocytes responsible for immune-mediated destruction of residual leukemic cells. Laboratory research has demonstrated that Ceplene reduces formation of oxygen radicals from phagocytes, inhibiting NADPH oxidase and protecting IL-2-activated NK-cells and T-cells.

About EpiCept Corporation

EpiCept is focused on unmet needs in the treatment of pain and cancer. The Company's broad portfolio of pharmaceutical product candidates includes several pain therapies in clinical development and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound is approaching a decision in Europe. In addition, EpiCept's ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU or that any appeal of an adverse decision in the EU will not be successful, the risk that Ceplene, if approved, will not achieve significant commercial success, the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Myriad's development of Azixa will not be successful, the risk that Azixa(TM) will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC 2407 will not be successful, that NP-1 or EPC 2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

EPCT-GEN

*Azixa is a registered trademark of Myriad Genetics, Inc.

SOURCE: EpiCept Corporation

EpiCept Corporation:
Robert W. Cook, 914-606-3500
rcook@epicept.com

or

Media:
Feinstein Kean Healthcare
Greg Kelley, 617-577-8110
gregory.kelley@fkhealth.com

or

Investors:
Lippert/Heilshorn & Associates
Kim Sutton Golodetz, 212-838-3777
kgolodetz@lhai.com

or

Bruce Voss, 310-691-7100
bvoss@lhai.com

Copyright Business Wire 2008

News Provided by COMTEX

                                       3